Exhibit 99.1

FOR IMMEDIATE RELEASE

TAMPA ELECTRIC COMPANY ANNOUNCES

INTERIM RESULTS OF EXCHANGE OFFER

TAMPA, Florida - December 8, 2010 - As previously announced, Tampa Electric Company (the “company”) has made an offer to exchange (the “exchange offer”) any and all of its 6.875% Notes due 2012 (CUSIP No. 875127AS1) (the “6.875% notes”) and any and all of its 6.375% Notes due 2012 (CUSIP No. 875127AU6) (the “6.375% notes” and, together with the 6.875% Notes, the “old notes”), in either case for a new series of 5.40% Notes due 2021 (the “new notes”). The exchange offer has been made pursuant to the Confidential Offering Memorandum, dated as of November 9, 2010, as amended by press releases issued by the company on November 23, 2010 and December 1, 2010 (as amended, the “confidential offering memorandum”), and the related Letter of Transmittal (the “letter of transmittal”), which together set forth a more detailed description of the terms and conditions of the exchange offer.

As of 5:00 p.m., New York City time, on Tuesday, December 7, 2010, the early participation date, $131,463,000 aggregate principal amount of 6.875% notes were validly tendered and $147,032,000 aggregate principal amount of 6.375% notes were validly tendered, thus satisfying the minimum condition of the exchange offer. On December 9, 2010, the early settlement date, the holders thereof will each be eligible to receive the total early exchange consideration consisting of $1,000 principal amount of new notes for each $1,000 principal amount exchanged. Eligible holders of old notes who validly tender old notes after the early participation date will be eligible to receive the exchange offer consideration consisting of $970 principal amount of new notes for each $1,000 principal amount exchanged. Withdrawal rights remain terminated and there are no withdrawal rights with respect to any old notes that are tendered after the early participation date.

The exchange offer is being made only to a holder of old notes who has certified its status as either (1) a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “eligible holder”).

Holders of old notes subject to the exchange offer who have not already tendered their notes may continue to do so at any time at or before 11:59 p.m., New York City time, on Tuesday, December 14, 2010, the expiration date.

Consummation of the exchange offer is subject to a number of additional conditions, including the issuance of the new notes and the absence of certain adverse legal and market developments. The company will not receive any cash proceeds from the exchange offer.

The new notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

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This announcement is not an offer to issue or exchange any of the foregoing notes. The exchange offer is being made only pursuant to a confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the exchange offer will only be distributed to holders of old notes who complete and return a letter of eligibility confirming that they are eligible holders.

About Tampa Electric Company

Tampa Electric Company is a regulated utility with both electric and gas divisions (Tampa Electric and Peoples Gas System), and is a wholly owned and the principal subsidiary of TECO Energy, Inc. (NYSE: TE).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements, including statements about the ability to complete the exchange offer, which are subject to the inherent uncertainties in predicting future results and conditions. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally and for the Company’s indebtedness in particular. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained under “Risk Factors” in Tampa Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as updated by the information contained in Tampa Electric Company’s filings with the Securities and Exchange Commission.

Contact:	Rick Morera (Media)	Mark Kane (Investors)
	813-228-4945	813-228-1772